Apollo Medical Holdings, Inc. Reports Second Quarter Ended June 30, 2020 Results

ALHAMBRA, Calif., August 7, 2020 /PRNewswire/ -- Apollo Medical Holdings, Inc. ("ApolloMed," and together with its subsidiaries and affiliated entities, the "Company") (NASDAQ: AMEH), an integrated population health management company, announced today its consolidated financial results for the second quarter ended June 30, 2020.
“We built upon the strong momentum we generated from early in the year and carried it into the second quarter, culminating in strong growth in revenue and net income attributable to the company. Our focus on fighting the pandemic remained at the forefront of our efforts in the quarter, during which we expanded our testing capacity and maintained focus on sustaining our essential business operations that empower our affiliated providers to care for patients and to help quell COVID-19 in our communities,” stated Kenneth Sim, M.D., Executive Chairman and Co-Chief Executive Officer of ApolloMed.
Dr. Sim continued, “The further investments we’ve made in our advanced technologies and software will shape the future of our organization, while preserving the cutting-edge nature of our solution and ensuring the scalability required to support our growing membership base. As we close out a strong first half of 2020, we are well positioned to capitalize on ever changing industry dynamics and we are confident in our ability to deliver on our full year guidance.”

Financial Highlights for the Second Quarter Ended June 30, 2020:

•
Total revenue of $165.2 million for the quarter ended June 30, 2020, an increase of 27% as compared to $130.1 million for the quarter ended June 30, 2019, primarily due to our acquisitions of Alpha Care Medical Group on May 31, 2019 and Accountable Health Care IPA on August 30, 2019, which companies contributed revenue of approximately, $32.5 million and $12.5 million, respectively, for the quarter ended June 30, 2020.

•
Capitation revenue, net, of $140.9 million for the quarter ended June 30, 2020, an increase of 37% compared to $103.2 million for the quarter ended June 30, 2019. Capitation revenue represented 85% of our total revenue for the quarter ended June 30, 2020.

•	Risk pool settlements and incentives revenue of $12.0 million for the quarter ended June 30, 2020, an increase of 7%, as compared to $11.2 million for the quarter ended June 30, 2019.

•
Net income of $81.0 million for the quarter ended June 30, 2020 as compared to net income of $10.7 million for the quarter ended June 30, 2019 driven primarily by the gain on the sale by Universal Care Acquisition Partners, LLC's ("UCAP") of its 48.9% investment in Universal Care, Inc. ("UCI") to Bright Health Company of California ("Bright"). UCAP is a 100% owned subsidiary of ApolloMed's affiliate, Allied Physicians of California IPA ("APC") and its 48.9% investment in UCI is an excluded asset that remains solely for the benefit of APC and its shareholders. As such, the gain on sale did not affect the net income and adjusted EBITDA attributable to ApolloMed.

•
Net income attributable to Apollo Medical Holdings, Inc. of $7.0 million for the quarter ended June 30, 2020, as compared to net income attributable to Apollo Medical Holdings, Inc. of $3.5 million for the quarter ended June 30, 2019. The increase from the prior year was primarily due to preferred dividends ApolloMed received from APC.

Guidance:
The Company's stable, subscription-based revenue model allows it to maintain its previously disclosed 2020 guidance for total revenue, net income, EBITDA and adjusted EBITDA. Net income and EBITDA include the impact of the gain of approximately $99.6 million related to the sale of UCAP's 48.9% investment in UCI to Bright, which closed on April 30, 2020. As UCI was an excluded asset and remained solely for the benefit of APC and its shareholders, the gain on sale did not affect the net income and adjusted EBITDA attributable to ApolloMed.
The Company's guidance for the year ending December 31, 2020, is as follows:

•	Maintain total revenue of between $665.0 million and $675.0 million,

•	Maintain net income of between $100.0 million and $110.0 million,

•	Maintain EBITDA of between $155.0 million and $167.0 million, and

•	Maintain adjusted EBITDA of between $75.0 million and $90.0 million.
Refer to the "Guidance Reconciliation of Net Income to EBITDA and Adjusted EBITDA" and "Use of Non-GAAP Financial Measures" below for additional information. There can be no assurance that actual amounts will not be materially higher or lower than these expectations. Refer to our discussion of "Forward-Looking Statements" within this press release for additional information.

For more details on ApolloMed's financial results for the quarter ended June 30, 2020, please refer to ApolloMed's Quarterly Report on Form 10-Q to be filed with the U.S. Securities Exchange Commission (“SEC”), which is accessible at www.sec.gov.

Note About Consolidated Entities
The Company consolidates entities in which it has a controlling financial interest. The Company consolidates subsidiaries in which it holds, directly or indirectly, more than 50% of the voting rights, and variable interest entities ("VIEs") in which the Company is the primary beneficiary. Noncontrolling interests represent third party equity ownership interests in the Company's consolidated entities (including certain VIEs). The amount of net income attributable to noncontrolling interests is disclosed in the Company's consolidated statements of income.
Note About Stockholders' Equity, Certain Treasury Stock and Earnings Per Share
As of the date of this press release, 302,732 holdback shares have not been issued to certain former shareholders of the Company's subsidiary, Network Medical Management, Inc. ("NMM"), who were NMM shareholders at the time of closing of the merger, as they have yet to submit properly completed letters of transmittal to ApolloMed in order to receive their pro rata portion of ApolloMed's common stock and warrants as contemplated under that certain Agreement and Plan of Merger, dated December 21, 2016, among ApolloMed, NMM, Apollo Acquisition Corp. ("Merger Subsidiary") and Kenneth Sim, M.D., as amended, pursuant to which Merger Subsidiary merged with and into NMM, with NMM as the surviving corporation. Pending such receipt, such former NMM shareholders have the right to receive, without interest, their pro rata share of dividends or distributions with a record date after the effectiveness of the merger. The Company's consolidated financial statements have treated such shares of common stock as outstanding, given the receipt of the letter of transmittal is considered perfunctory and ApolloMed is legally obligated to issue these shares in connection with the merger.
Shares of ApolloMed's common stock owned by APC, a VIE of the Company, are legally issued and outstanding but excluded from shares of common stock outstanding in the Company's consolidated financial statements, as such shares are treated as treasury shares for accounting purposes. Such shares, therefore, are not included in the number of shares of common stock outstanding used to calculate the Company's earnings per share.
About Apollo Medical Holdings, Inc.
ApolloMed is a leading physician-centric integrated population health management company, which, together with its subsidiaries, including a Next Generation Accountable Care Organization ("NGACO"), and its affiliated independent practice associations ("IPAs") and management services organizations ("MSOs"), is working to provide coordinated, outcomes-based, high-quality medical care for patients, particularly senior patients and patients with multiple chronic conditions, in a cost-effective manner.  ApolloMed focuses on addressing the healthcare needs of its patients by leveraging its integrated health management and healthcare delivery platform that includes NMM (MSO), Apollo Medical Management, Inc. (MSO), ApolloMed Hospitalists, a Medical Corporation, (hospitalists), APA ACO, Inc. (NGACO), Allied Physicians of California IPA (IPA), Alpha Care Medical Group, Inc. (IPA), Accountable Health Care IPA (IPA) and Apollo Care Connect, Inc. (Digital Population Health Management Platform).  For more information, please visit www.apollomed.net.

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, such as statements about the Company's guidance for the year ending December 31, 2020, continued growth, acquisition strategy, ability to deliver sustainable long-term value, ability to respond to the changing environment, operational focus, strategic growth plans, and merger integration efforts, as well as the impact of the 2019 Novel Coronavirus (COVID-19) pandemic on the Company's business, operations, and financial results. Forward-looking statements reflect current views with respect to future events and financial performance and therefore cannot be guaranteed. Such statements are based on the current expectations and certain assumptions of the Company's management, and some or all of such expectations and assumptions may not materialize or may vary significantly from actual results. Actual results may also vary materially from forward-looking statements due to risks, uncertainties and other factors, known and unknown, including the risk factors described from time to time in the Company's reports to the SEC, including, without limitation the risk factors discussed in the Company's Annual Report on Form 10-K, for the year ended December 31, 2019, filed with the SEC and any subsequent quarterly reports on Form 10-Q.

FOR MORE INFORMATION, PLEASE CONTACT:
Asher Dewhurst
(443) 213-0500
asher.dewhurst@westwicke.com

APOLLO MEDICAL HOLDINGS, INC.
CONSOLIDATED BALANCE SHEETS
(IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)

	June 30,	December 31,
	2020	2019

Assets

Current assets
Cash and cash equivalents	$152,441	$103,189
Restricted cash	—	75
Investment in marketable securities	117,656	116,539
Receivables, net	17,588	11,004
Receivables, net – related parties	59,328	48,136
Other receivables	15,919	16,885
Prepaid expenses and other current assets	11,188	10,315
Loans receivable	6,425	6,425
Loans receivable – related parties	—	16,500

Total current assets	380,545	329,068

Noncurrent assets
Restricted cash	746	746
Land, property and equipment, net	11,485	12,130
Intangible assets, net	94,790	103,012
Goodwill	239,053	238,505
Investments in other entities – equity method	26,817	28,427
Investments in privately held entities	37,075	896
Operating lease right-of-use assets	20,219	14,248
Other assets	22,487	1,681

Total noncurrent assets	452,672	399,645

Total assets	$833,217	$728,713

Liabilities, Mezzanine Equity and Shareholders' Equity

Current liabilities
Accounts payable and accrued expenses	$24,788	$27,279
Fiduciary accounts payable	1,853	2,027
Medical liabilities	70,273	58,725
Income taxes payable	42,210	4,529
Dividend payable	431	271
Finance lease liabilities	102	102
Operating lease liabilities	3,350	2,990
Current portion of long-term debt	9,500	9,500

Total current liabilities	152,507	105,423

Noncurrent liabilities
Deferred tax liability	13,654	18,269
Finance lease liabilities, net of current portion	355	416
Operating lease liabilities, net of current portion	17,418	11,373
Long-term debt, net of current portion and deferred financing costs	230,455	232,172

Total noncurrent liabilities	261,882	262,230

Total liabilities	414,389	367,653

Mezzanine equity
Noncontrolling interest in Allied Physicians of California, a Professional Medical Corporation	210,980	168,725

Stockholders' equity
Series A Preferred stock, par value $0.001; 5,000,000 shares authorized (inclusive of Series B Preferred stock); 1,111,111 issued and zero outstanding	—	—
Series B Preferred stock, par value $0.001; 5,000,000 shares authorized (inclusive of Series A Preferred stock); 555,555 issued and zero outstanding	—	—
Common stock, $0.001 par value per share; 100,000,000 shares authorized, 36,309,513 and 35,908,057 shares outstanding, excluding 17,475,707 and 17,458,810 treasury shares, at June 30, 2020, and December 31, 2019, respectively	36	36
Additional paid-in capital	163,986	159,608
Retained earnings	43,001	31,905
	207,023	191,549

Noncontrolling interest	825	786

Total stockholders' equity	207,848	192,335

Total liabilities, mezzanine equity and stockholders' equity	$833,217	$728,713

APOLLO MEDICAL HOLDINGS, INC.
CONSOLIDATED STATEMENTS OF INCOME
(IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019

Revenue
Capitation, net	$140,949	$103,224	$281,370	$174,740
Risk pool settlements and incentives	12,003	11,191	23,239	21,285
Management fee income	8,690	10,353	17,505	19,349
Fee-for-service, net	2,270	3,878	5,697	7,959
Other income	1,257	1,404	2,463	2,473

Total revenue	165,169	130,050	330,274	225,806

Operating expenses
Cost of services	136,079	101,363	280,283	184,795
General and administrative expenses	11,556	11,818	23,390	22,081
Depreciation and amortization	4,628	4,455	9,330	8,872
Provision for doubtful accounts	—	(2,314)	—	(1,363)

Total expenses	152,263	115,322	313,003	214,385

Income from operations	12,906	14,728	17,271	11,421

Other income (expense)
Income (loss) from equity method investments	834	(42)	2,888	(892)
Gain on sale of equity method investment	99,647	—	99,647	—
Interest expense	(2,673)	(311)	(5,541)	(522)
Interest income	863	474	1,792	797
Other income	1,282	24	1,384	211

Total other income (expense), net	99,953	145	100,170	(406)

Income before provision for income taxes	112,859	14,873	117,441	11,015

Provision for income taxes	31,858	4,209	33,453	2,801

Net income	81,001	10,664	83,988	8,214

Net income attributable to noncontrolling interest	73,957	7,119	72,892	4,529

Net income attributable to Apollo Medical Holdings, Inc.	$7,044	$3,545	$11,096	$3,685

Earnings per share – basic	$0.20	$0.10	$0.31	$0.11

Earnings per share – diluted	$0.19	$0.09	$0.30	$0.10

APOLLO MEDICAL HOLDINGS, INC.
SUPPLEMENTAL INFORMATION

Capitated Membership (in thousands)
	June 30, 2020	December 31, 2019	December 31, 2018

MSO	519	421	665
IPA	541	530	265
ACO	29	29	30

Total lives under management	1,089	980	960

Reconciliation of Net Income to EBITDA and Adjusted EBITDA (in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019

Net income	$81,001	$10,664	$83,988	$8,214
Depreciation and amortization	4,628	4,455	9,330	8,872
Provision for income taxes	31,858	4,209	33,453	2,801
Interest expense	2,673	311	5,541	522
Interest income	(863)	(474)	(1,792)	(797)
EBITDA	119,297	19,165	130,520	19,612

(Income) loss from equity method investments	(834)	42	(2,888)	892
Gain on sale of equity method investment	(99,647)	—	(99,647)	—
Other income	(1,282)	(24)	(1,384)	(211)
Provider bonus payments	2,000	—	2,000	10,000
Provision for doubtful accounts	—	(2,314)	—	(1,363)
Net loss adjustment for recently acquired IPAs	4,070	—	8,833	—
Adjusted EBITDA	$23,604	$16,869	$37,434	$28,930

Guidance Reconciliation of Net Income to EBITDA and Adjusted EBITDA (in thousands)
	Year Ending
	December 31, 2020

	Low	High
Net income (1)	$100,000	$110,000
Depreciation and amortization	18,000	20,000
Provision for income taxes	30,000	31,000
Interest expense	8,000	9,000
Interest income	(1,000)	(3,000)
EBITDA (1)	155,000	167,000

Income from equity method investments (2)	(95,000)	(94,000)
Net loss adjustment for recently acquired IPAs	15,000	17,000
Adjusted EBITDA	$75,000	$90,000
(1) Net income and EBITDA includes the gain on sale of UCAP's 48.9% investment in UCI to Bright, which closed on April 30, 2020. UCAP is a 100% owned subsidiary of APC and its 48.9% investment in UCI is an excluded asset that remains solely for the benefit of APC and its shareholders. As such, the gain on sale did not affect the net income and adjusted EBITDA attributable to ApolloMed.
(2) Income from equity method investments is mainly attributed to the sale of UCAP's 48.9% investment in UCI to Bright, which closed on April 30, 2020. UCAP is a 100% owned subsidiary of APC and its 48.9% investment in UCI is an excluded asset that remains solely for the benefit of APC and its shareholders. As such, the gain on sale did not affect the net income and adjusted EBITDA attributable to ApolloMed.

Use of Non-GAAP Financial Measures
This press release contains the non-GAAP financial measures earnings before interest, taxes, depreciation and amortization ("EBITDA") and adjusted EBITDA, of which the most directly comparable financial measure presented in accordance with U.S. generally accepted accounting principles ("GAAP") is net income (loss). These measures are not in accordance with, or alternatives to GAAP, and may be different from other non-GAAP financial measures used by other companies. The Company uses adjusted EBITDA as a supplemental performance measure of our operations,  for financial and operational decision-making, and as a supplemental means of evaluating period-to-period comparisons on a consistent basis. Adjusted EBITDA is calculated as earnings before interest, taxes, depreciation, and amortization, excluding income from equity method investments and other income earned that are not related to the Company's normal operations. Adjusted EBITDA also excludes the effect on EBITDA of certain IPAs we recently acquired.
The Company believes the presentation of these non-GAAP financial measures provides investors with relevant and useful information, as it allows investors to evaluate the operating performance of the business activities without having to account for differences recognized because of non-core and non-recurring financial information. When GAAP financial measures are viewed in conjunction with non-GAAP financial measures, investors are provided with a more meaningful understanding of the Company's ongoing operating performance. In addition, these non-GAAP financial measures are among those indicators the Company uses as a basis for evaluating operational performance, allocating resources, and planning and forecasting future periods. Non-GAAP financial measures are not intended to be considered in isolation, or as a substitute for, GAAP financial measures. To the extent this release contains historical or future non-GAAP financial measures, the Company has provided corresponding GAAP financial measures for comparative purposes. The reconciliation between certain GAAP and non-GAAP measures is provided above.